EXHIBIT 99.1

bREITBurn Energy Partners L.P.

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Unaudited Pro Forma Combined Statement of Operations for the Year Ended December 31, 2013	1

Notes to Unaudited Pro Forma Combined Financial Statements	2

BreitBurn Energy Partners L.P. and Subsidiaries

Unaudited Pro Forma Combined Statement of Operations

For the Year Ended December 31, 2013

	BreitBurn Energy Partners L.P.	Whiting Assets Hisotrical		Permian Basin Assets Historical		Pro Forma Adjustments		BreitBurn Energy Partners L.P.
Thousands of dollars, except per unit amounts	Historical	(Note 3)		(Note 3)		(Note 3)		Pro Forma

Revenues and other income items
Oil, NGL and natural gas sales	$660,665	$119,742	(a)	$71,227	(a)	$-		$851,634
Loss on commodity derivative instruments, net	(29,182)	-				-		(29,182)
Other revenue, net	3,175	-		-		-		3,175
Total revenues and other income items	634,658	119,742		71,227		-		825,627
Operating costs and expenses
Operating costs	262,822	32,734	(a)	10,740	(a)	-		306,296
Depletion, depreciation and amortization	216,495	-		-		46,535	(b)	263,030
Impairments	54,373	-		-		-		54,373
General and administrative expenses	58,707	-		-		(3,397	)(b)	55,310
Loss on sale of assets	(2,015)	-		-		-		(2,015)
Total operating costs and expenses	590,382	32,734		10,740		43,138		676,994

Operating income (loss)	44,276	87,008		60,487		(43,138)		148,633

Interest expense, net of capitalized interest	87,067	-		-		29,822	(c)	116,889
Other income, net	(25)	-		-		-		(25)
Total other expense	87,042	-		-		29,822		116,864

Income (loss) before taxes	(42,766)	87,008		60,487		72,960		31,769

Income tax expense	905	-		-		-		905

Net income (loss) attributable to the partnership	$(43,671)	$87,008		$60,487		$72,960		$30,864

Basic net income (loss) per unit	$(0.43)							$0.26
Diluted net income (loss) per unit	$(0.43)							$0.26

Weighted average number of units used to calculate (d)
Basic net income (loss) per unit	101,604					17,073		118,677
Diluted net income (loss) per unit	101,604					18,722		120,326

See the accompanying notes to the unaudited pro forma combined financial statements.

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Notes to the Unaudited Pro Forma Combined Financial Statements

1.	General

BreitBurn Energy Partners L.P. is a Delaware limited partnership formed on March 23, 2006. BreitBurn Energy Partners L.P. completed its initial public offering in October 2006. References in this filing to “the Partnership,” “we,” “our,” “us” or like terms refer to BreitBurn Energy Partners L.P. and its subsidiaries. We are an independent oil and gas partnership focused on the acquisition, exploitation and development of oil and gas properties in the United States.

We account for acquisitions as business combinations using the acquisition method of accounting.

On December 30, 2013, the Partnership and BreitBurn Operating L.P. (“BreitBurn Operating”), our wholly owned subsidiary, completed the acquisition of certain assets from CrownRock, L.P (“CrownRock”) and from Lynden USA Inc. (“Lynden”) together are referred to as the “Permian Basin Assets”. The Partnership paid $282.2 million and $19.3 million in cash subject to customary purchase price adjustments to CrownRock (the “CrownRock Acquisition”) and Lynden (the “Lynden Acquisition”), respectively. The amount paid to the other sellers was approximately $0.6 million. The assets acquired consist of oil and gas producing and non-producing properties located in the Wolfberry field in the Permian Basin of West Texas as further defined in the Purchase and Sale Agreements (the “CrownRock Assets” and the “Lynden Assets”).

In November 2013, we sold approximately 18.98 million Common Units at a price to the public of $18.22 per Common Unit. In November, we and BreitBurn Finance Corporation, and certain of our subsidiaries as guarantors, issued an additional $400 million aggregate principal amount of our 7.875% Senior Notes due 2022. These notes were offered as an addition to our existing 7.875% Senior Notes due 2022 at a premium of 100.250%.

On July 15, 2013, the Partnership and BreitBurn Operating L.P. completed the acquisition of certain assets from Whiting Oil and Gas Corporation (“Whiting”), a wholly owned subsidiary of Whiting Petroleum Corporation (the “Whiting Acquisition”). The Partnership paid approximately $845.3 million in cash, including post-closing adjustments. The assets acquired consist of oil and gas producing properties located in the Postle and Northeast Hardesty fields in Texas County, Oklahoma, including the related gathering and processing facilities, the Hough crude oil pipeline, a 60% interest in the 120-mile Transpetco-operated CO2 transportation pipeline and other assets as further defined in the Purchase and Sale Agreement (the “Whiting Assets”).

In February 2013, we sold approximately 14.95 million Common Units at a price to the public of $19.86 per Common Unit.

2.	Basis of Presentation

The unaudited pro forma combined statement of operations for the year ended December 31, 2013 have been presented based on the individual statements of operations of the Partnership, and reflect the pro forma operating results attributable to the CrownRock Assets, the Lynden Assets and the Whiting Assets as if the acquisitions and the related transactions had occurred on January 1, 2012. Our historical statements of operations include operating results from the Whiting Assets for the period from July 15, 2013 to December 31, 2013 and, as such, the pro forma adjustments related to the Whiting Assets for the period January 1, 2013 to July 15, 2013 are included for the year ended December 31, 2013.

Pro forma data is based on currently available information and certain estimates and assumptions as explained in the notes to the unaudited pro forma combined financial statements. Pro forma data is not necessarily indicative of the financial results that would have been attained had the CrownRock Acquisition, the Lynden Acquisition and the Whiting Acquisition occurred on January 1, 2012. As actual adjustments may differ from the pro forma adjustments, the pro forma amounts presented should not be viewed as indicative of operations in future periods. The accompanying unaudited pro forma combined financial statements of the Partnership should be read in conjunction with our Annual Report on Form 10-K for the year ended December 31, 2013, the statement of revenues and direct operating expenses for the CrownRock Assets and Lynden Assets and the notes thereto filed as Exhibit 99.1 and Exhibit 99.2 to our Current Report on Form 8-KA filed on February 27, 2014 and the statement of revenues and direct operating expenses for the Whiting Assets and the related notes thereto filed as Exhibit 99.1 to our Current Report on Form 8-K/A filed on August 29, 2013.

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3.	Pro Forma Adjustments to the Unaudited Combined Statement of Operations

Pro forma adjustments to the Consolidated Statement of Operations for the year ended December 31, 2013 assume the CrownRock, Lynden and Whiting were consummated on January 1, 2012.

The unaudited pro forma combined statements of operations have been adjusted as follows:

(a)	Record revenue and direct operating expenses for the acquired assets derived from historical financial records.

For the year ended December 31, 2013:

Permian Basin Assets - for the year ended December 31, 2013, $71.2 million of revenue and $10.7 million of direct operating expenses.

Thousands of dollars	CrownRock, L.P. Historical	Lynden USA Inc. Historical	Permian Basin Assets Historical

Revenues	$65,873	$5,354	$71,227

Direct Operating Expenses	10,166	574	10,740

Revenues in excess of directing operating expenses	$55,707	$4,780	$60,487

Whiting Assets - for the period January 1, 2013 to July 15, 2013, $119.7 million of revenue and $32.7 million of direct operating expenses.

(b)	For the year ended December 31, 2013:

Thousands of dollars	Permian Basin Assets	Whiting Assets	Total Pro Forma Adjustments

Depletion, depreciation and amortization	$12,422	$34,113	$46,535

General and administrative expenses	666	(4,063)	(3,397)

Record incremental depletion, depreciation and accretion expense related to the acquired assets. Record incremental general and administrative expenses of $1.1 million and an adjustment to remove acquisition transaction costs from general and administrative expenses related to the Permian Basin Assets of $0.1 million and Whiting Assets of $4.4 million, which was included in the Partnership’s historical consolidated statement of operations.

(c)	Record incremental interest expense associated with bank debt and Senior Notes of approximately $743 million incurred to fund a portion of the CrownRock, Lynden, Whiting and AEO acquisitions; the assumed variable rate was 2.216% for the year ended December 31, 2013. If the variable interest rate increased or decreased by 0.125% from the assumed variable rate, the annual pro forma interest expense would have increased or decreased by $0.9 million. We assumed a fixed rate of 7.875% on our Senior Notes debt.

- for the year ended December 31, 2013, $28.9 million.

Record incremental amortization of debt issuance costs incurred in connection with our Second Amended and Restated Credit Agreement.

- for the year ended December 31, 2013, $0.9 million.

(d)	For the year ended December 31, 2013, give effect, 14.95 million Common Units issued in February 2013, and 18.98 million Common Units issued in November 2013 to the denominator for calculating net income (loss) per unit.

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